UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K filed on August 8, 2023, SeaStar Medical Holding Corporation (the “Company”) entered into the First Amendment to the Securities Purchase Agreement (as amended, the “SPA”), dated March 15, 2023, between the Company and an institutional investor (the “Purchaser”), pursuant to which the Purchaser may purchase additional convertible promissory notes of the Company (the “Notes”), convertible into shares of common stock of the Company (“Common Stock”), in an aggregate principal amount up to $2 million, provided that the Purchaser shall purchase additional Notes in an aggregate principal amount of $1 million in two tranches no later than September 5, 2023. On August 7, 2023, the Company closed the first tranche of this additional funding by issuing a Note with an initial conversion price of $0.20, in a principal amount of $543,478.26, and a Warrant to purchase up to 738,791 shares of Common Stock. On August 30, 2023, the Company closed the second tranche by issuing a Note with an initial conversion price equal to the lowest of (i) $0.20, (ii) the closing sale price of Common Stock on the trading day immediately preceding the date of conversion of the Note, and (iii) the average closing sale price of the Common Stock for the five (5) consecutive trading days immediately preceding the conversion date of the Note, in a principal amount of $543,478.26, and a Warrant to purchase up to 738,791 shares of Common Stock. In connection with the second closing, on August 30, 2023, the Company entered into a side letter with the Purchaser (the “Letter Agreement"), pursuant to which the Company agrees to adjust the conversion price of all Notes issued under the SPA, including all Notes issued in prior closings under the SPA, to the lowest of (i) $0.20, (ii) the closing sale price of Common Stock on the trading day immediately preceding the date of conversion of the Note, and (iii) the average closing sale price of the Common Stock for the five (5) consecutive trading days immediately preceding the conversion date of the Note.

For more information about the terms of the Securities Purchase Agreement and related transaction documents, including the terms of the Note and registration rights agreement, please see the Form 8-K filed by the Company on March 16, 2023.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated August 30, 2023, by and between the Company and 3i, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	August 30, 2023	Name:	Eric Schlorff
		Title:	Chief Executive Officer